                                 AMENDED AND RESTATED

                                       BY-LAWS

                                          OF

                                HA-LO INDUSTRIES, INC.*


                                      ARTICLE II

                                       OFFICES

     SECTION 1. PRINCIPAL OFFICE. The principal office of the Corporation in the State of Illinois shall be located in the City of Skokie and County of Cook. The Corporation may have such other offices, either within or without the State of Illinois, as the Board of Directors may determine or the business of the Corporation may require from time to time.

     SECTION 2. REGISTERED OFFICE. The registered office of the Corporation required by the Illinois Business Corporation Act to be maintained in the State of Illinois may be, but need not be, identical with the principal office in the State of Illinois, and the address of the registered office may be changed from time to time by the Board of Directors.

                            ARTICLE II

                     MEETING OF SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of shareholders shall be held on the first Monday of June, at the hour of 10:00 a.m., or in the event the annual meeting is not held at such time, then at the time designated by the Board of Directors, for the purpose of electing a Board of Directors and for the transaction of such other business as may properly be brought before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for an annual meeting, or any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the President or by a majority of the Board of Directors and shall be called by the

--------------------
     * AS AMENDED AND RESTATED IN THEIR ENTIRETY AND ADOPTED BY ACTION OF THE BOARD OF DIRECTORS EFFECTIVE ON JANUARY 12, 1995.

Secretary upon the written request of shareholders holding of record at least twenty percent (20%) of the issued and outstanding shares entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

     SECTION 3. PLACE OF MEETINGS. The Board of Directors may designate any place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors by designating such place in the notice thereof. A waiver of notice signed by all shareholders may designate any place, either within or without the State of Illinois, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Illinois.

     SECTION 4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder of record entitled to vote at such meeting, either personally or by mail, by or at the direction of the President, Secretary or the persons calling the meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting, or, in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Corporation, with first-class postage thereon prepaid.

     SECTION 5. MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the State of Illinois, and shall consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and any corporate action may be taken at such meeting.

     SECTION 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days, or in the case of

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a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, at least twenty (20) days, immediately preceding such meeting, but in neither case for a period exceeding sixty (60) days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, for a meeting of shareholders, not less than ten (10) days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) days, immediately preceding such meeting but in neither event more than sixty
(60) days. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     SECTION 7. SHAREHOLDER LIST. The officer or agent who has charge of the stock transfer books for shares of the Corporation shall prepare and make, within twenty (20) days after the record date for a meeting of shareholders or ten (10) days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order and indicating the address of and number of shares held by each, which list, for a period of ten (10) days before such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to the examination of any shareholder, or his duly authorized legal representative, at any time during ordinary business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be PRIMA FACIE evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     SECTION 8. QUORUM. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation, but in no event shall a quorum consist of less than one-third (1/3) of the outstanding shares entitled to vote. If a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares represented at such meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Business Corporation Act of the State of Illinois, the Articles of Incorporation or these By-laws.

     SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact delivered by the beginning of the meeting. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 10. VOTING OF SHARES. Unless otherwise provided in the Articles of Incorporation, or in any Certificate of Designation containing the rights and preferences of any class or series of stock of the Corporation, each outstanding share, regardless of class, shall be entitled to one vote in person or by proxy upon each matter submitted to a vote of the shareholders.

     SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his administrator, executor, court-appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court-appointed guardian or conservator.

     Shares registered in the name of a trustee may be voted by him, either in person or by proxy.

     Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     SECTION 12. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

     Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting to ensure impartiality and fairness to all of tho shareholders.

     Each report of an inspector shall be in writing and signed by him or by a majority of the inspectors if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be PRIMA FACIE evidence thereof.

     SECTION 13. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or
(ii) by all of the shareholders entitled to vote with respect to the subject matter thereof. If such consent is signed by less than all of the shareholders entitled to vote, then such consent shall become effective only if at least five
(5) days prior to the execution of the consent a notice in writing is delivered to all the shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be delivered in writing to those shareholders who have not consented in writing.

     SECTION 14. VOTING BY BALLOT. Voting on any question or in any election may be VIVA VOCE unless the presiding officer or any shareholder shall demand that voting be by ballot.

                           ARTICLE III

                            DIRECTORS

     SECTION 1. NUMBER, TENURE AND QUALIFICATIONS. The number of directors which shall constitute the whole Board of Directors shall be not less than five nor more than eleven and shall be fixed from time to time, within such minimum and maximum, by the Board of Directors. The minimum and maximum number of directors constituting the Board of Directors may be increased or decreased from time to time by amendment to these by-laws. Each director elected shall hold office until the next annual meeting of the

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shareholders or until his successor shall have been elected and shall have qualified. Directors need not be residents of Illinois nor shareholders of the Corporation.

     SECTION 2. VACANCIES. Vacancies and newly created directorships resulting from an increase in the number of directors may be filled by election at a meeting of the directors then in office, though less than a quorum, or by a sole remaining director, or at any annual meeting of the shareholders or special meeting of the shareholders called for that purpose. A director elected by the shareholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A director elected by the directors to fill a vacancy shall serve until the next meeting of shareholders at which directors are to be elected.

     SECTION 3. DUTIES OF DIRECTORS. The business and affairs of the Corporation shall be managed by its Board of Directors, except as may be otherwise provided by statute or the Articles of Incorporation.

     SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held, without other notice than this by-law, immediately following, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than this by-law.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President, any Vice-President or one-third of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 6. NOTICE. Notice of special meetings shall be given to each director, in person or by mail, at least five (5) days prior to the date designated therein for such meetings. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with first-class postage thereon prepaid. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 7. QUORUM. A majority of the directors in office shall constitute a quorum for the transaction of business at any

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meeting of the Board of Directors; provided, that if less than a majority of such number of directors are present at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time without further notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by the Business Corporation Act of the State of Illinois, the Articles of Incorporation or these by-laws. The Board may participate in and act at any meeting through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, provided that a written record of such action and meeting are made a permanent part of the Corporation's records.

     SECTION 8. RESIGNATIONS. Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. A resignation need not be accepted in order to be effective.

     SECTION 9. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors shall have the same effect as an unanimous vote of all of the directors or all of the members of such committee, as the case may be, at a duly called meeting thereof, and may be stated as such in any document filed with any third party, including but not limited to, the Secretary of State of Illinois, any bank or savings and loan association, Internal Revenue Service, Illinois State Department of Revenue, Cook County Recorder's Office and the Attorney General of Illinois, and shall be filed with the minutes of the proceedings of the Board or such committee.

     SECTION 10. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise. By resolution of the Board of Directors the directors may be paid their expenses, if any, of attendance at each meeting of the board.

     SECTION 11. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or

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unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation within three (3) business days after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 12. REMOVAL OF DIRECTORS. One or more of the directors of the Corporation may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors as provided by law.

     SECTION 13. COMMITTEES. A majority of the directors may create one or more committees and appoint members of the Board to serve on the committee or committees. Each committee shall have two or more members, who shall serve at the pleasure of the Board. Each committee, to the extent provided in the resolution creating the same, may exercise the authority of the Board of Directors except as otherwise provided by law. The committees shall keep regular minutes of their proceedings and when required by the Board of Directors shall report the same to the Board of Directors.

                            ARTICLE IV

                             OFFICERS

     SECTION 1. NUMBER. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary, a Treasurer and one or more Vice-Presidents. There shall be such other officers and assistant officers as the Board of Directors may from time to time deem necessary. Any number of offices may be held by the same person.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. New offices may be created at any meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 3. COMPENSATION. The salaries and additional compensation, if any, of all officers of the Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     SECTION 4. RESIGNATIONS. Any officer may resign at any time by giving notice to the Board of Directors or to the President or Secretary. A resignation of an officer need not be accepted in order to be effective.

     SECTION 5. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 6. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled at any meeting of the Board of Directors for the unexpired portion of the term.

     SECTION 7. DUTIES OF OFFICERS. The duties and powers of the officers shall be as follows:

                            PRESIDENT

     The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall, in general, be responsible for the administration and operation of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and the Board of Directors. He may sign with the Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed or the execution of which is in the ordinary course of the Corporation's business, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

                         VICE-PRESIDENTS

     The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence, disability or refusal to act of the President, perform the duties of the President, and when so acting, shall have all the power of and be subject to all the restrictions upon the President. He may sign with the Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed or the execution of which is in the ordinary course of the Corporation's business, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

                            SECRETARY

     The Secretary shall: (a) keep the minutes of the meetings of the shareholders, the Board of Directors and committees of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof and to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (d) keep or cause to be kept a register of the name and post-office address of each shareholder, which shall be furnished to the Corporation by such shareholder, and the number and class of shares held by each shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors.

                            TREASURER

     If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall be the principal financial and accounting officer of the Corporation, and shall: (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation; (b) keep or cause to be kept complete books and records of account including a record of all receipts and disbursements; (c) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys not otherwise employed in the name of the Corporation in such bank, savings and loan association, trust company or other depositories as shall be selected in accordance with the provisions of Article V of these by-laws; (d) from time to time prepare or cause to be prepared and render financial statements of the Corporation at the request of the President or the Board of Directors; and (e) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or the Board of Directors.

          ASSISTANT SECRETARIES AND ASSISTANT TREASURERS

     The Assistant Treasurers, if any, shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. In the absence of the Treasurer or Secretary or in the event of the inability or refusal of the Treasurer or Secretary to act, the Assistant Treasurer and the Assistant Secretary (or in the event there is more than one of either, in the order designated by the Board of Directors or in the absence of such designation, in the order of election) shall perform the duties of the Treasurer and Secretary, respectively, and when so acting, shall have all the authority of and be subject to all the restrictions upon such office. The Assistant Treasurers and Assistant Secretaries shall also perform such duties as shall be assigned to them from time to time by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

                            ARTICLE V

              CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such bank, savings and loan association, trust company or other depositories as the Board of Directors may select.

                            ARTICLE VI

            CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. The issued shares of the Corporation shall be represented by certificates or shall be uncertificated shares. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation. Any or all of the signatures on the certificates may be a facsimile. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     SECTION 2. TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The Board of Directors shall have the power to make all such rules and regulations, consistent with applicable law, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for shares of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

                           ARTICLE VII

                       VOTING OF SECURITIES

     The President shall have full authority, in the name and on behalf of the Corporation, to attend, act and vote at any meeting of security holders of any corporation in which the Corporation may from time to time hold securities, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the holder thereof, the Corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies, or the President or the Board of Directors may delegate such power and authority to any other officer, agent or employee of this Corporation.


                           ARTICLE VIII

                           FISCAL YEAR

     The fiscal year of the Corporation shall end on December 31 of each year, unless otherwise determined by the Board of Directors.


                            ARTICLE IX

                         INDEMNIFICATION

     SECTION 1. ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     SECTION 2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or


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

completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to have been liable to the Corporation unless, and only to the extent that, the court in which such action or suit is finally adjudicated shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     SECTION 3. INDEMNIFICATION AGAINST EXPENSES. Anything in Sections 1 or 2 of this Article IX to the contrary notwithstanding, to the extent that any person referred to therein has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to therein or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     SECTION 4. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under Sections 1 and 2 of this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case by the Board of Directors and upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this
Article IX. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum (as defined in the bylaws of the Corporation) consisting of directors who are not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

     SECTION 5. PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.


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

     SECTION 6. PROVISIONS NOT EXCLUSIVE. The indemnification and advancement of expenses provided by or granted under the other subsections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such official capacity and as to action in another capacity while holding such office.

     SECTION 7. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

     SECTION 8. NOTICE TO SHAREHOLDERS. If a Corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholder's meeting.

     SECTION 9. DEFINITIONS. For purposes of this Article IX, references to "the Corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued. For the purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article IX.

     SECTION 10. CONTINUANCE OF INDEMNIFICATION. The indemnification and advancement of expenses provided by or granted under this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person.


                            ARTICLE X

                         WAIVER OF NOTICE

     Whenever any notice is required to be given under the provisions of these by-laws, the Articles of Incorporation or the Business Corporation Act of the State of Illinois, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                            ARTICLE XI

                            AMENDMENTS

     These by-laws may be altered, amended or repealed and new by-laws may be adopted at any properly constituted meeting of the shareholders or Board of Directors by a majority vote of a quorum (as defined in the by-laws of this Corporation), provided that notice of the proposed change was given in the notice of such meeting of the shareholders or the Board of Directors, as the case may be.


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